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                                                                  Exhibit 4.3(a)

            LIST OF PURCHASERS WHO ENTERED INTO ADDITIONAL INVESTMENT RIGHT WARRANT REFERENCED IN EXHIBIT 4.3 WITH THE REGISTRANT

1.    Vertical Ventures, LLC

2.    Crescent International LTD

3.    Smithfield Fiduciary LLC

4.    OTAPE Investments LLC